Exhibit 99.1

UBIQUITI INC. REPORTS SECOND QUARTER FISCAL 2023 FINANCIAL RESULTS
~ Revenues of $493.6 million ~
~ GAAP Diluted Earnings Per Share of $1.86 ~

New York, NY - February 3, 2023 - Ubiquiti Inc. (NYSE: UI) ("Ubiquiti" or the "Company") today announced its financial results for the second quarter fiscal 2023, ended December 31, 2022.

Second Quarter Fiscal 2023 Financial Summary
•Revenues of $493.6 million
•GAAP diluted EPS of $1.86
•Non-GAAP diluted EPS of $1.87

Additional Financial Highlight

•The Company's Board of Directors declared a $0.60 per share cash dividend payable on February 21, 2023 to shareholders of record at the close of business on February 13, 2023.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F2Q23	F1Q23	F2Q22
Revenues	493.6	498.1	431.6
Enterprise Technology	417.4	426.3	330.4
Service Provider Technology	76.2	71.8	101.2
Gross profit	197.6	171.4	174.7
Gross Profit (%)	40.0%	34.4%	40.5%
Total Operating Expenses	52.4	49.4	49.3
Income from Operations	145.2	122.0	125.4
GAAP Net Income	112.2	93.2	103.6
GAAP EPS (diluted)	1.86	1.54	1.66
Non-GAAP Net Income	113.0	94.0	103.4
Non-GAAP EPS (diluted)	1.87	1.55	1.66

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Enterprise Technology	$417,408	$330,358	$843,706	$677,131
Service Provider Technology	76,163	101,207	147,948	213,348
Total revenues	$493,571	$431,565	$991,654	$890,479

Ubiquiti Inc. Revenues by Geographical Area In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
North America	$227,452	$187,063	$453,165	$396,136
Europe, the Middle East and Africa	195,098	190,966	395,241	363,609
Asia Pacific	43,946	32,758	89,278	75,697
South America	27,075	20,778	53,970	55,037
Total revenues	$493,571	$431,565	$991,654	$890,479

Income Statement Items
Revenues
Revenues for the second quarter fiscal 2023 were $493.6 million, representing a decrease from the prior quarter of 0.9% and an increase from the comparable prior year period of 14.4%. The decrease in revenues over the prior quarter and the increase from the prior year were both primarily driven by our Enterprise Technology platform. The revenues from the Service Provider Technology platform increased compared to the prior quarter and declined from the comparable prior year period.
Gross Margins
During the second quarter fiscal 2023, gross profit was $197.6 million. GAAP gross margin of 40.0% increased by 5.6% as compared to the prior quarter GAAP gross margin of 34.4% and decreased by 0.5% as compared to the comparable prior year period GAAP gross margin of 40.5%. The increase in gross profit margin as compared to the prior quarter was primarily driven by changes in product mix and lower shipping costs. The decline in gross profit margin as compared to the comparable prior year period was primarily driven by changes in product mix and higher component and shipping costs.
Research and Development
During the second quarter fiscal 2023, research and development ("R&D") expenses were $33.8 million. This reflects an increase as compared to the R&D expenses of $32.7 million in the prior quarter and R&D expenses of $32.9 million in the comparable prior year period. The increase in R&D expenses as compared to the prior quarter and the comparable prior year period were both primarily driven by higher employee related expenses.
Sales, General and Administrative
The Company’s sales, general and administrative ("SG&A") expenses for the second quarter fiscal 2023 were $18.6 million. This reflects an increase as compared to the SG&A expenses of $16.7 million in the prior quarter and $16.4 million in the comparable prior year period. The increase in SG&A costs as compared to the prior quarter was primarily due to higher marketing expenses, employee related costs and credit card processing fees. The increase in SG&A costs as compared to the comparable prior year period was primarily due to higher credit card processing fees, offset in part by lower professional fees.
Interest Expense and Other, net
During the second quarter fiscal 2023, Interest expense and other, net expenses ("I&O") were $11.3 million. This reflects an increase as compared to the I&O expenses of $10.7 million in the prior quarter and I&O expenses of $2.7 million in the comparable prior year period . The increase in I&O expenses as compared to the prior quarter and comparable prior year period was primarily due to higher interest expense due to incremental borrowings and increased interest rates, offset in part by foreign exchange gains.
Net Income and Earnings Per Share
During the second quarter fiscal 2023, GAAP net income was $112.2 million and non-GAAP net income was $113.0 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 8.3% and 9.4%, respectively, primarily driven by higher revenues and higher gross profit. Second quarter fiscal 2023 GAAP earnings per diluted share was $1.86 and non-GAAP earnings per diluted share was $1.87. This reflects an increase in GAAP and non-GAAP earnings per diluted share from the comparable prior year period of 12.0% and 12.7% respectively.
Supply Constraints and Risks
We continue to experience significant supply constraints caused, in part, by the COVID-19 pandemic. The continued duration of these supply constraints remains uncertain. Our efforts to mitigate these supply constraints have included, for example, increasing our inventory build in an attempt to secure supply and meet customer demand, paying higher component and shipping costs to secure supply and modifying our product designs to leverage alternate suppliers. Although these mitigation efforts are intended to optimize our access to the components required to meet customer demand for our products, they have increased, and are expected to continue to increase, our balances of finished goods and raw material inventories. The increasing balance of finished goods and raw material inventory significantly increases the risks of future material excess, obsolete inventory and related losses. We believe that we are taking the right actions to mitigate these continuing supply constraints, however, we recognize the associated risks.
About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph. 1-646-780-7958
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as "look", "will", "anticipate", "believe", "estimate", "expect", "forecast", "consider" and "plan" and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the impact of COVID-19, supply constraints, inventory balance and costs of finished goods and components, product design modifications, logistics related costs and delays and our intentions to pay quarterly cash dividends and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine. We discuss these risks in greater detail under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2022, and subsequent filings filed with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, https://ir.ui.com/.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenues	$493,571	$431,565	$991,654	$890,479
Cost of revenues	296,010	256,867	622,725	506,319
Gross profit	197,561	174,698	$368,929	$384,160
Operating expenses:
Research and development	33,765	32,870	66,424	64,920
Sales, general and administrative	18,643	16,437	35,339	32,151
Total operating expenses	52,408	49,307	101,763	97,071
Income from operations	145,153	125,391	267,166	287,089
Interest expense and other, net	(11,272)	(2,717)	(21,923)	(6,532)
Income before income taxes	133,881	122,674	245,243	280,557
Provision for income taxes	21,676	19,025	39,856	44,758
Net income	$112,205	$103,649	$205,387	$235,799
Net income per share of common stock:
Basic	$1.86	$1.66	$3.40	$3.78
Diluted	$1.86	$1.66	$3.40	$3.78
Weighted average shares used in computing net income per share of common stock:
Basic	60,429	62,323	60,428	62,421
Diluted	60,448	62,361	60,448	62,461

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Six Months Ended December 31,
	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021
Net Income	$112,205	$93,182	$103,649	$205,387	$235,799
Stock-based compensation:
Cost of revenues	13	11	23	24	45
Research and development	813	769	587	1,581	1,157
Sales, general and administrative	275	268	209	543	427
Partial recovery of investment previously impaired	—	—	(901)	—	(901)
Tax effect of Non-GAAP adjustments	(260)	(247)	(193)	(507)	(383)
Non-GAAP net income	$113,046	$93,983	$103,374	$207,028	$236,144
Non-GAAP diluted EPS	$1.87	$1.55	$1.66	$3.42	$3.78

Shares outstanding (Diluted)	60,448	60,446	62,361	60,448	62,461
Weighted-average shares used in Non-GAAP diluted EPS	60,448	60,446	62,361	60,448	62,461
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, partial recovery of investment previously impaired and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Stock-based compensation expense
• Partial recovery of investment previously impaired
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned "Reconciliation of GAAP Net Income to non-GAAP Net Income" included in this press release.

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